As filed with the Securities and Exchange Commission on August 16, 2018

Registration No. 333-221993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Maryland	82-5237353
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

Robert Haiman
14185 Dallas Parkway, Suite 1100	14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254	Dallas, Texas 75254
(972) 490-9600	(972) 490-9600
(Address, including zip code, and telephone number,	(Name, address, including zip code, and
including area code, of registrant’s principal executive offices)	telephone number, including area code, of agent for service)

Copy to:

Richard M. Brand
Cadwalader, Wickersham & Taft LLP

One World Financial

New York, New York 10281

(212) 504-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	—		—	—		—
Preferred Stock, par value $0.01 per share	—		—	—		—
Depositary Shares	—		—	—		—
Warrants	—		—	—		—
Debt Securities	—		—	—		—
Rights	—		—	—		—
Units	—		—	—		—
Total	$50,000,000	(1)	—	$50,000,000	(1)		(1)

(1)   The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor upon the filing of the original registration statement on Form S-3 (File No. 333-221993). Consequently, no additional registration fees are required in connection with the filing of this Post-Effective Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-221993 (the “Registration Statement”), is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Ashford Inc. (formerly known as Ashford Holdings Corp.), a Maryland corporation (the “Company” or the “Registrant”), as the successor registrant to Ashford OAINC Inc. (formerly named Ashford Inc.), a Maryland corporation and the former publicly-traded parent of the Company (the “Predecessor”).

On August 8, 2018, in connection with the business combination and transactions contemplated by that certain Combination Agreement, dated April 6, 2018, the Predecessor effected a holding company reorganization in which the Company became the parent company of the Predecessor (the “Reorganization”). To effect the Reorganization, the Predecessor formed the Company and in turn caused the Company to form Ashford Merger Sub Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”). The Reorganization and change in holding company organizational structure was implemented by merging Merger Sub with and into the Predecessor, with the Predecessor surviving as a wholly owned subsidiary of the Company and, by virtue of the merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Predecessor was converted into one share of common stock, par value $0.01 per share, of the Company having the same rights, powers and preferences and the same qualifications, limitations and restrictions as a share of the Predecessor’s common stock. The Company is the successor issuer of the Predecessor under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In accordance with Rule 414(d) under the Securities Act, the Company, as the successor issuer to the Predecessor, hereby expressly adopts the Registration Statement as its own registration statement (except as specifically amended by this Post-Effective Amendment No. 1) for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. Registration fees were paid at the time of the original filing of the Registration Statement. No changes are being made hereby to the prospectus which forms a part of the Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The information set forth in this item is incorporated by reference from Item 14 of the Registration statement on Form S-3, File No. 333-221993, effective as of January 5, 2018.

Item 15. Indemnification of Directors and Officers.

The information set forth in this item is incorporated by reference from Item 15 of the Registration statement on Form S-3, File No. 333-221993, effective as of January 5, 2018.

Item 16. Exhibits.

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer

PART II-2

controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulation prescribed by the Commission under Section 305(b)(2) of the Act.

PART II-3

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
1.2***	Form of Sales Agreement
2.1

Combination Agreement, dated as of April 6, 2018 between Monty J. Bennett, Archie Bennett, Jr., Remington Holdings GP, LLC, Project Management LLC, MJB Investments, LP, Mark A. Sharkey, Remington Holdings, L.P., Ashford Inc., Ashford Holding Corp. and Ashford Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on April 9, 2018)

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 8, 2018)
3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 8, 2018)
3.3	Articles Supplementary establishing the Series B Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on August 8, 2018)
3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed on August 8, 2018)
4.1*	Specimen Common Stock Certificate
4.2**	Form of Preferred Stock Certificate
4.3**	Form of Deposit Agreement and Depositary Receipt with respect to Depositary Shares
4.4***	Form of Senior Indenture
4.5***	Form of Subordinated Indenture
4.6***	Form of Senior Debt Security (included in Exhibit 4.4)
4.7***	Form of Subordinated Debt Security (included in Exhibit 4.5)
4.8**	Form of Warrant Agreement
4.9**	Form of Rights Certificate
4.10**	Form of Unit Note and Unit Certificate
4.11

Rights Agreement, dated August 8, 2018, between the Company and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Articles Supplementary of Series C Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 8, 2018)

5.1*	Opinion of Cadwalader, Wickersham & Taft LLP
5.2*	Opinion of Hogan Lovells US LLP
23.1*	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1)
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)
23.3*	Consent of BDO USA LLP
24.1***	Powers of Attorney
25.1****	Form T-1 Statement of Eligibility of the Trustee

*	Filed herewith.
**	To be filed as an exhibit to a current report of the registrant on Form 8-K in connection with the offering of securities hereunder and incorporated by reference herein.
***	Previously filed.
****	Where applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

PART II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 16, 2018.

ASHFORD INC.

By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chairman and Chief Executive Officer	August 16, 2018
	Montgomery J. Bennett	(Principal Executive Officer)

	/s/ Deric S. Eubanks	Chief Financial Officer	August 16, 2018
	Deric S. Eubanks	(Principal Financial Officer)

	*	Chief Accounting Officer	August 16, 2018
	Mark L. Nunneley	(Principal Accounting Officer)

	*		August 16, 2018
	Dinesh P. Chandiramani	Director

	*		August 16, 2018
	Darrell T. Hail	Director

	*		August 16, 2018
	J. Robison Hays, III	Director

	*		August 16, 2018
	Uno Immanivong	Director

	*		August 16, 2018
	John Mauldin	Director

	*		August 16, 2018
	Brian Wheeler	Director

	/s/ W. Michael Murphy	Director	August 16, 2018
W. Michael Murphy

* By:	/s/ Deric S. Eubanks
Deric S. Eurbanks
Attorney-in-fact

PART II-5